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                                                                       EXHIBIT 3

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     AN AGREEMENT made the  27 day of  September  , 1995 by and between Eric
                           ---        ------------
Welling, an individual, residing at 7651 Timberline Drive, Salt Lake City, Utah 84047, (hereinafter "Welling") and InMedica Development Corporation, a Utah corporation, with its principal place of business at 495 East 4500 South, Suite 230, Salt Lake City, Utah, (hereinafter, "InMedica" or the "Company").

                                    RECITALS

  Whereas Welling holds a Series A and a Series C Convertible Debenture, each in the original face amount of $50,000, which he purchased from InMedica; and

  Whereas the Series A and Series C Debentures matured and were due and payable on December 31, 1993 and June 30, 1994 respectively and the Company had insufficient assets to retire the Debentures when due and the same are now due and payable; and

  Whereas the total principal amount owing to Welling on the Series A and C Debentures is $50,000 and $45,537, respectively, plus accrued interest respectively of $1,878.57 and $1,653.27 as of September 25, 1995; and

  Whereas Welling has commenced litigation against the Company in the Third Judicial District Court of Salt Lake County, State of Utah, Civil No. 920906818, claiming default in payment of principal and interest on the Debentures, which is a presently pending matter (the "Lawsuit"); and

  Whereas the Company and Welling now desire to fully compromise and settle the Lawsuit and to reach a settlement agreement regarding the Debentures and to grant a mutual release to one another; and

  Whereas Welling is knowledgeable regarding the business, and affairs of the Company, has had opportunity to ask and receive answers to questions regarding the Company, and has reviewed or had opportunity to review disclosure documents regarding the Company and now considers himself to be fully informed and in possession of every material fact he deems necessary in order to enter into this settlement agreement and mutual general release;

  NOW THEREFORE, in consideration of the mutual agreements contained herein and the payment to be made by InMedica, the parties agree as follows:

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   1.  Settlement of Debenture Indebtedness.  InMedica agrees to pay Welling
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$79,255 (80% of current outstanding principal and accrued interest balance) at the time of signing of this Settlement Agreement and Welling agrees to accept the $79,255 payment as full and complete satisfaction of all sums owing to him under both the Series A and the Series C Debentures held by him, including, but not limited to, full and complete settlement of all principal and accrued interest owing to him. Welling further agrees that the Series A and C Debentures held by him are cancelled effective as of the signature of this Agreement and agrees to return the Debenture forms to the Company. Further, Welling agrees to cause to be signed and deliver to InMedica for filing with the Court a Stipulation of Dismissal in the form attached hereto as Exhibit A, permitting the Lawsuit he has brought to be dismissed with prejudice, as to all of his claims pending therein.

  2.  Mutual General Release.  In consideration of the foregoing payment and
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satisfaction of the Series A and Series C Debentures,  each party hereto unconditionally releases the other from any and all claims, liabilities, damages, responsibilities and obligations of every kind and nature, whatsoever, which either of them had, have, may have or which may hereafter be discovered against the other arising out of their relationship to the date of this Agreement, including, but not limited to, any and all claims which Welling has asserted based on his ownership of the Series A and the Series C Debentures. This Mutual General Release on the part of Welling extends to the officers, directors, employees, subsidiaries, accountants, attorneys and agents of the Company.

  3.  Disclosure Documents.  Attached hereto are the following documents
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constituting the publicly available disclosure and additional material information regarding the Company:

     Form 10-KSB for the Year Ended 12/31/94 ..........Exhibit B

     Form 10-QSB for the Quarter Ended 6/30/95.........Exhibit C

     Proxy Statement mailed May 25, 1995...............Exhibit D

     Form 8-K Dated June 30, 1995, including Agreement
     with Johnson and Johnson Medical, Inc.............Exhibit E

     Articles of Incorporation of InMedica Development
     Corporation, including Series "A"
     Preferred Stock Amendment.........................Exhibit F

     Bylaws of InMedica Development Corporation........Exhibit G

     Form of Series A Debenture........................Exhibit H

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     Form of Series C Debenture........................Exhibit I

     Additional Material Information...................Exhibit J

  4.  General.  (a)  This agreement contains the entire agreement between the
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parties on the subject matter hereof and may only be changed or modified by written agreement between the parties.

     (b) This agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

                                  InMedica Development Corporation



                                  /s/Larry E. Clark
                                  ------------------------------------
                                  Larry E. Clark, President



                                  /s/ Eric C. Welling
                                  -------------------------------------
                                  Eric Welling

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